Exhibit 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment (this “Amendment”) dated as of the 5th day of December, 2019 amends the Employment Agreement, dated December 6, 2018 (collectively, the “Agreement”), by and between Synthetic Biologics, Inc. (the “Company”) and Steven A. Shallcross (the “Executive”). Capitalized terms used herein without definition shall have the meanings assigned in the Agreement.

WHEREAS, the Company currently employs the Executive as its Chief Executive Officer and Chief Financial Officer pursuant to terms and conditions set forth in the Agreement; and

NOW THEREFORE, for the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to amend the Agreement as follows:

1.           Amendments.

B.	Section 4 of the Agreement is deleted and replaced with the following:

“4. BASE SALARY. The Company agrees to pay the Executive a base salary (the “Base Salary”) at an annual rate of $565,000, payable semi-monthly in accordance with the regular payroll practices of the Company. The Executive’s Base Salary shall be subject to review and adjustment from time to time by the Board (or a committee thereof) in its sole discretion, but may not be decreased. The base salary as determined herein from time to time shall constitute “Base Salary” for purposes of this Agreement.”

2.           Severability. The provisions of this Amendment are severable and if any part or it is found to be unenforceable the other paragraphs shall remain fully valid and enforceable.

3.           No Other Amendments; Confirmation. All other terms of the Agreement shall remain in full force and effect. The Agreement, as amended by this Amendment, constitutes the entire agreement between the parties with respect to the subject matter thereof.

4.           Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but both of which together shall constitute one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first written above.

SYNTHETIC BIOLOGICS, INC.

/s/ Timothy J. Swope
Name: Timothy J. Swope
Title: Secretary

/s/ Steven A. Shallcross
Steven A. Shallcross